Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-87222 on Form S-8 of SureWest Communications of our report dated June 24, 2009, relating to the financial statements and supplemental schedules of the SureWest KSOP, which appears in this Annual Report on Form 11-K of the SureWest KSOP as of December 31, 2008 and 2007 and for the year ended December 31, 2008.

/s/ Perry-Smith LLP

Sacramento, California
June 29, 2009